UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc., Common Shares ($.10 par value)	ED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)

At the Annual Meeting of Stockholders of Consolidated Edison, Inc. (“Con Edison”) on May 18, 2026, Con Edison’s stockholders voted to elect the members of its Board of Directors; to ratify the appointment of its independent accountants; and to approve, on an advisory basis, named executive officer compensation.

(b)

The name of each director elected, the number of shares voted for or against each director and the number of abstentions as to each director were as shown in the following table. Not included in such amounts were 51,029,845 shares that were broker non-votes.

Name	For	Against	Abstentions
Timothy P. Cawley	228,494,814	24,552,972	521,782
Brendan Cavanagh	248,850,270	4,146,367	572,931
John F. Killian	227,787,335	25,240,584	541,649
Karol V. Mason	245,315,144	7,552,468	701,956
Dwight A. McBride	247,352,810	5,657,920	558,838
William J. Mulrow	247,382,556	5,645,310	541,702
Michael W. Ranger	218,628,991	34,395,005	545,572
Linda S. Sanford	241,705,864	11,332,098	531,606
Deirdre Stanley	237,375,547	15,495,820	698,201
L. Frederick Sutherland	232,347,645	20,681,187	540,736
Catherine Zoi	244,974,263	8,009,265	586,040

(c)

The results of the vote to ratify the appointment of PricewaterhouseCoopers LLP as Con Edison’s independent accountants for 2026 were as follows: 274,354,335 shares were voted for this proposal; 29,357,924 shares were voted against the proposal; and 887,154 shares were abstentions.

(d)

The results of the advisory vote to approve named executive officer compensation were as follows: 232,983,258 shares were voted for this proposal; 18,797,124 shares were voted against the proposal; 1,789,186 shares were abstentions and 51,029,845 shares were broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: May 20, 2026